Exhibit 99.1

GREEN PLAINS RENEWABLE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AND RELATED NOTES THERETO

The unaudited pro forma condensed combined financial statements are based upon the combined historical financial position and results of operations of Green Plains Renewable Energy, Inc. (“Green Plains”) and Global Ethanol, LLC (“Global”). The unaudited pro forma condensed combined financial statements give effect to the merger of Green Plains and Global, as described in the Agreement and Plan of Merger (the “Merger Agreement”) among Green Plains, GPMS, Inc., Global, and Global Ethanol, Inc. (the “Merger”).

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2010 combines the historical consolidated balance sheets of Green Plains and Global, giving effect to the Merger as if it had occurred on June 30, 2010. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2009 and for the six months ended June 30, 2010 combine the historical consolidated statements of operations of Green Plains and Global, giving effect to the Merger of Green Plains and Global as if it had occurred on January 1, 2009. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events and adjustments that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•

the separate historical financial statements of Green Plains as of and for the year ended December 31, 2009 and the related notes included in Green Plains’ Annual Report on Form 10-K for the year ended December 31, 2009;

•

the separate historical financial statements of Green Plains as of and for the six months ended June 30, 2010 and the related notes included in Green Plains’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010;

•

the separate audited historical financial statements of Global as of and for the year ended June 30, 2010 and the related notes, which were previously filed as part of the Current Report on Form 8-K filed by Green Plains on October 22, 2010.

Since Green Plains’ fiscal year ends December 31 and Global’s fiscal year ends June 30, Global’s historical statement of operations for the year ended December 31, 2009 was derived by adding the results for the six months ended June 30, 2009 to Global’s results for the year ended June 30, 2010 and removing the results for the six months ended June 30, 2010. Global’s historical statement of operations for the six months ended June 30, 2010 was derived by removing the results for the six months ended December 31, 2009 from Global’s results for the year ended June 30, 2010.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. No material transactions occurred between Green Plains and Global during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles (“GAAP”), which is subject to change and interpretation. Green Plains has been treated as the acquirer in the Merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2010

(in thousands)

	Green Plains	Global	Pro Forma Adjustments (Note 3)		Pro Forma Combined

Current assets
Cash and cash equivalents	$172,996	$617	$(20,000)	(a)	$145,613
			(2,000)	(b)
			(6,000)	(c)
Restricted cash	7,923	—	—		7,923
Accounts receivable, net	65,170	8,323	—		73,493
Other receivables	—	988	—		988
Promissory notes	—	1,557	—		1,557
Inventories	73,695	15,696	1,385	(d)	90,776
Prepaid expenses and other	5,845	1,485	111	(e)	7,441
Deferred income taxes	13,648	—	—		13,648
Deposits	9,813	—	—		9,813
Derivative financial instruments	7,611	1,055	1,047	(d)	9,713

Total current assets	356,701	29,721	(25,457)		360,965

Property, plant and equipment, net	602,957	146,057	8,317	(f)	757,331
Investment in consolidated subsidiaries	1,949	—	—		1,949
Goodwill	14,543	—	1,621	(g)	16,164
Financing costs and other, net	12,950	2,996	(1,160)	(e,h,m)	14,786

Total assets	$989,100	$178,774	$(16,679)		$1,151,195

Current liabilities
Accounts payable	$64,511	$7,395	$—		$71,906
Accrued liabilities	14,790	300	755	(e,m)	15,845
Notes payable	—	16,250	(6,000)	(c)	10,250
Unearned revenue	4,482	—	—		4,482
Derivative financial instruments	9,652	427	3,586	(d)	13,665
Current portion - long-term debt	58,437	81,836	(70,282)	(i)	69,991

Total current liabilities	151,872	106,208	(71,941)		186,139

Long-term debt	396,192	580	70,282	(i)	467,054

Deferred income taxes	20,426	—	—		20,426
Other liabilities	4,384	—	66	(e)	4,450

Total liabilities	572,874	106,788	(1,593)		678,069

Stockholders’ equity
Common stock	31	—	4	(j)	35
Additional paid-in capital	373,192	—	53,900	(j)	430,156
			3,064	(k)
Members’ equity	—	71,986	(71,986)	(l)	—
Retained earnings	33,591	—	(68)	(m)	33,523
Additional other comprehensive income	54	—	—		54

Total Green Plains stockholders’ equity	406,868	71,986	(15,086)		463,768

Noncontrolling interests	9,358	—	—	9,358

Total stockholders’ equity	416,226	71,986	(15,086)	473,126

Total liabilities and stockholders’ equity	$989,100	$178,774	$(16,679)	$1,151,195

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

for detail of pro forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009

(in thousands, except per share amounts)

	Green Plains	Global	Pro Forma Adjustments (Note 3)		Pro Forma

Revenues	$1,304,174	$294,196	$—		$1,598,370
Cost of goods sold	1,221,745	290,910	716	(n)	1,513,371

Gross profit	82,429	3,286	(716)		84,999

Selling, general, and administrative expenses	44,923	11,416	—		56,339

Operating income (loss)	37,506	(8,130)	(716)		28,660

Other income (expense):
Interest income	225	62	—		287
Interest expense	(18,049)	(7,226)	405	(c)	(24,870)
Other, net	563	598	238	(o)	1,399

Total other income (expense)	(17,261)	(6,566)	643		(23,184)

Income (loss) before income taxes	20,245	(14,696)	(73)		5,476
Income tax provision	91	—	—		91

Net income (loss)	20,154	(14,696)	(73)		5,385
Net loss attributable to noncontrolling interests	(364)	—	—		(364)

Net income (loss) attributable to Green Plains	$19,790	$(14,696)	$(73)		$5,021

Earnings per share:
Basic	$0.79	n/a	n/a		$0.17

Diluted	$0.79	n/a	n/a		$0.17

Weighted average shares outstanding:
Basic	24,895	n/a	4,386	(q)	29,281

Diluted	25,069	n/a	4,386	(q)	29,455

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

for detail of pro forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

(in thousands, except per share amounts)

	Green Plains	Global	Pro Forma Adjustments (Note 3)		Pro Forma

Revenues	$879,833	$137,061	$—		$1,016,894
Cost of goods sold	811,687	136,853	405	(n)	948,945

Gross profit	68,146	208	(405)		67,949

Selling, general, and administrative expenses	26,566	5,627	—		32,193

Operating income (loss)	41,580	(5,419)	(405)		35,756

Other income (expense):
Interest income	126	53	—		179
Interest expense	(10,315)	(2,702)	203	(c)	(12,814)
Other, net	(110)	143	226	(o)	259

Total other income (expense)	(10,299)	(2,506)	429		(12,376)

Income (loss) before income taxes	31,281	(7,925)	24		23,380
Income tax provision (benefit)	6,907	—	(1,745)	(p)	5,162

Net income (loss)	24,374	(7,925)	1,769		18,218
Net loss attributable to noncontrolling interests	(114)	—	—		(114)

Net income (loss) attributable to Green Plains	$24,260	$(7,925)	$1,769		$18,104

Earnings per share:
Basic	$0.84	n/a	n/a		$0.54

Diluted	$0.83	n/a	n/a		$0.54

Weighted average shares outstanding:
Basic	28,956	n/a	4,386	(q)	33,342

Diluted	29,302	n/a	4,386	(q)	33,688

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

for detail of pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On October 22, 2010 (the Merger Date), the Company completed its Merger with Global. Under the purchase method of accounting, in accordance with GAAP, the assets and liabilities of Global are recorded as of the Merger Date at their respective fair values and combined with the Company’s assets and liabilities.

The unaudited pro forma condensed combined financial information was prepared under existing GAAP, which is subject to change and interpretation. The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Green Plains would have been had the Merger with Global occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not reflect cost savings, operating synergies or revenue enhancements anticipated to result from the Merger with Global, the costs to integrate their operations or the costs necessary to achieve these cost savings, operating synergies or revenue enhancements. Management fees and other costs related to corporate selling, general, and administrative expenses incurred by Global of $7.8 million and $3.7 million for the year ended December 31, 2009 and the six months ended June 30, 2010, respectively, have not be adjusted in the pro forma financial statements; however, most of these expenses are not expected to be incurred by Green Plains after the Merger.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Green Plains filed with the SEC and the Global financial statements filed in the Current Report on Form 8-K, dated October 22, 2010. Certain reclassifications have been made to the historical presentation of Global’s financial statements to conform to the presentation used in the unaudited pro forma condensed combined balance sheet and statements of operations.

As of the date of the Current Report on Form 8-K/A to which these financial statements are filed, Green Plains has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair value of Global’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform Global’s accounting policies to Green Plains’ accounting policies. However, as indicated in Note 3 to the unaudited pro forma condensed combined financial statements, Green Plains has made certain adjustments to the June 30, 2010 historical book values of Global’s assets and liabilities to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. Any excess purchase price over the estimated fair values of Global’s net assets has been recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Green Plains has determined the final purchase price for Global, has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes. The determination of the final purchase price allocations can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts.

2. PRELIMINARY PURCHASE PRICE ALLOCATION

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets and liabilities acquired as of the Merger Date. The determination of estimated fair value requires management to make significant estimates and assumptions.

As of June 30, 2010
(in thousands)
Purchase price paid in cash	$22,000
Issuance of restricted Green Plains common stock (4,386,027 shares at $12.29 per share)	53,904
Fair value of warrants to purchase 700,000 shares of restricted Green Plains common stock	3,064
Estimated working capital adjustment	(2,400)

Estimated purchase price, excluding assumption of debt and other liabilities	$76,568

As of June 30, 2010
(in thousands)
Preliminary purchase price allocation is presented below:
Historical book value of net assets acquired at June 30, 2010	$71,986
Adjusted for:
Elimination of existing unamortized financing costs	(1,711)
Estimated working capital adjustment	(2,400)

Adjusted book value of net assets acquired	67,875

Adjustments to step-up assets and liabilities to fair value:
Inventories	1,385
Prepaid expenses and other	111
Derivative financial instruments	(2,539)
Property, plant, and equipment	8,317
Financing costs and other, net	8
Accrued liabilities	(144)
Other liabilities	(66)

Fair value of tangible net assets acquired	74,947
Goodwill	1,621

Estimated purchase price	$76,568

The above allocation is preliminary with the final allocation to be based upon the October 22, 2010 balance sheet, the date of closing. The estimated working capital adjustment of $2.4 million represents the amount that Green Plains believes will be paid from an escrow account for the change in working capital, as defined in the Merger Agreement, from June 30, 2010 to the Merger Date. The Merger Agreement includes procedures for Green Plains and Global to determine the working capital adjustment. The working capital adjustment reflected above is based upon Green Plains’ estimation of the working capital adjustment of Global; however, the final determination of the working capital adjustment, in accordance with the Merger Agreement, may change materially.

The Company’s preliminary allocation to goodwill as of October 22, 2010 is $8.3 million, which differs from the above goodwill allocation as of June 30, 2010 due primarily to the net loss incurred by Global between July 1, 2010 and October 22, 2010 of $8.4 million.

3. PRO FORMA ADJUSTMENTS

Adjustments under the heading “Pro Forma Adjustments” in the accompanying pro forma condensed combined financial statements represent the following:

(a)	Reflects cash consideration of $20.0 million for purchase of Global.

(b)	Reflects cash of $2.0 million paid to Global Ethanol, Inc. for the purchase of specified assets of Global Ethanol, Inc.

(c)	Reflects payoff of existing Global notes payable in conjunction with the closing of the Merger and related reduction in interest expense as a result of such payoff.

(d)	Reflects the fair value of Global’s corn and ethanol inventories and normal purchase and sales contracts as of the Merger Date. These contracts are usually recorded at cost but were adjusted to fair value at the Merger Date as a result of the purchase price allocation. This fair value adjustment is allocated to the June 30, 2010 pro forma condensed combined balance sheet as follows (in thousands):

Inventories	1,385
Derivative financial instruments current asset	1,047
Derivative financial instruments current liability	(3,586)

Net fair value impact	(1,154)

The related impact on the pro forma condensed combined statements of operations has not been reflected as pro forma adjustments as the entire amount will be recorded in the statements of operations within the twelve months following the Merger.

(e)	Reflects the fair value of railcar operating leases as of the Merger Date.

(f)	Reflects the estimated fair value of property, plant, and equipment. Estimated fair values and estimated useful lives for each asset category are as follows:

	Allocated Value as of June 30, 2010 (in thousands)	Estimated Useful Lives (in years)
Construction-in-progress	$2,843	—
Buildings	23,460	40
Land and improvements	15,263	40	*
Mechanical equipment	107,149	15 - 30
Grain equipment	4,255	15 - 20
Other equipment	1,404	3 - 15

Property and equipment, net	$154,374

* Applies only to land improvements. Land is not subject to depreciation.

(g)	Reflects Merger Date goodwill, estimated as of June 30, 2010.

(h)	Reflects the elimination of unamortized financing costs previously recorded in Global’s financial statements of $1.7 million and the capitalization of $0.5 million of direct and incremental financing costs incurred related to the modification of Global’s long-term debt.

(i)	Reflects the reclassification of the current portion of long-term debt to long-term as a result of the modification of Global’s long-term debt agreement. $73.4 million of Global’s long-term debt as of June 30, 2010 has variable interest rates. A change in the underlying interest rates of 1/8 percentage point would result in an annual adjustment to income (loss) before income taxes of $0.1 million.

(j)	Reflects the issuance of 4,386,027 shares of restricted Green Plains common stock at a value of $12.29 per share, which represents the closing price of Green Plains’ common stock on the October 22, 2010 Merger Date.

(k)	Reflects the fair value of warrants to purchase 700,000 shares of restricted Green Plains common stock, issued in connection with the Merger. The fair value of the warrants was determined on the Merger Date using the Black-Scholes option-pricing model.

(l)	Reflects the elimination of Global’s members’ equity as of June 30, 2010.

(m)	Reflects $0.6 million of direct and incremental transaction costs incurred by Green Plains as a result of the Merger.

(n)	Reflects adjustments made to cost of goods sold as follows:

	Twelve Months Ended December 31, 2009 (in thousands)	Six Months Ended June 30, 2010 (in thousands)
Amortization adjustment for fair value of railcar operating leases, net	$29	$62
Depreciation adjustment for fair value of property, plant, and equipment	687	343

Totals	$716	$405

(o)	Reflects the elimination of historical financing costs and addition of estimated amortization expense of financing costs directly attributable to the Merger as follows:

	Twelve Months Ended December 31, 2009 (in thousands)	Six Months Ended June 30, 2010 (in thousands)
Elimination of historical financing cost amortization	$373	$293
Estimated amortization expense of financing costs directly attributable to the Merger	(135)	(67)

Totals	$238	$226

(p)	Relates to the impact of Green Plains’ effective tax rate on Global’s historical financial statements and pro forma adjustments for the six months ended June 30, 2010. A pro forma adjustment for a tax benefit of Global’s loss was not provided for the year ended December 31, 2009 since Green Plains determined such benefit may not have been recoverable.

(q)	Pro forma basic and diluted weighted average shares outstanding were determined by adding the 4,386,027 restricted Green Plains common shares issued as consideration for the Merger. Excluded from the computations of diluted earnings per share for the twelve months ended December 31, 2009 and the six months ended June 30, 2010 were the warrants to purchase 700,000 shares of Green Plains restricted common stock because the exercise price of the warrants was greater than the average market price of Green Plains’ common stock during the respective periods.